UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: November 1, 2014
(Date of earliest event reported)

Commission File Number	Registrant; State of Incorporation Address; and Telephone Number	IRS Employer Identification No.

1-11337	INTEGRYS ENERGY GROUP, INC. (A Wisconsin Corporation) 200 East Randolph Street Chicago, Illinois 60601-6207 (312) 228-5400	39-1775292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets
As previously reported on a Form 8-K filed on July 30, 2014, Integrys Energy Group, Inc. entered into an agreement to sell the retail energy business of its subsidiary, Integrys Energy Services, Inc., to a subsidiary of Exelon Generation Company, LLC. The sale closed on November 1, 2014, for $319.2 million, subject to changes for working capital adjustments.
Item 9.01    Financial Statements and Exhibits

(a)	Not applicable
(b)	Pro forma Financial Information. The pro forma financial information required by this Item is set forth in Exhibit 99.2 attached hereto.
(c)	Not applicable
(d)	Exhibits. The following exhibits are being filed herewith:
	99.1	Integrys Energy Group, Inc. news release dated November 3, 2014, reporting completion of the sale.
99.2
Unaudited pro forma condensed consolidated balance sheet as of September 30, 2014, and unaudited pro forma condensed consolidated income statements for the nine months ended September 30, 2014 and the year ended December 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
INTEGRYS ENERGY GROUP, INC.

Date: November 6, 2014	By:	/s/ James F. Schott
	Name:	James F. Schott
	Title:	Executive Vice President and Chief Financial Officer

INTEGRYS ENERGY GROUP, INC.

Exhibit Index to Form 8-K
Dated November 1, 2014

Exhibit
Number

99.1	Integrys Energy Group, Inc. news release dated November 3, 2014, reporting completion of the sale.
99.2
Unaudited pro forma condensed consolidated balance sheet as of September 30, 2014, and unaudited pro forma condensed consolidated income statements for the nine months ended September 30, 2014 and the year ended December 31, 2013.